EXHIBIT 11

COMPUTATION OF EARNINGS PER SHARE


LILLY INDUSTRIES, INC.
(In thousands, except per share data)


                                                      Three Months Ended         Nine Months Ended

                                                  August 31       August 31     August 31  August 31
                                                    1996             1995         1996       1995
                                                 ----------       -----------   --------   ------

Primary:
 Average shares outstanding                        22,650            22,600        22,600    22,700

 Net income                                       $ 7,012           $ 4,577       $11,114   $15,032
 Net income per common share                      $  0.31           $  0.20       $  0.49   $  0.66
                                                  =======           =======       =======   =======

Average shares outstanding                         22,650            22,600        22,600    22,700
Dilutive stock options based
 on treasury stock method
 using average market
 price                                                400               500           400       500
                                                  -------           -------       -------   -------
                                                   23,050            23,100        23,000    23,200

 Net income                                       $ 7,012           $ 4,577       $11,114   $15,032
 Net income per common
  and common equivalent
  share                                           $  0.30           $  0.20       $  0.48   $  0.65
                                                  =======           =======       =======   =======

Fully diluted:
 Average shares outstanding                       22,650             22,600        22,600    22,700
 Dilutive stock options based
  on the treasury stock
  method using the higher
  of quarter end or average
  market price                                        450               500           450       500
                                                  -------           -------       -------   -------
                                                   23,100            23,100        23,050    23,200

 Net income                                       $ 7,012           $ 4,577       $11,114   $15,032
 Net income per common
  and common equivalent
  share                                           $  0.30           $  0.20       $  0.48   $  0.65
                                                  =======           =======       =======   =======





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